Filed Pursuant to Rule 424(b)(3)

Registration No. 333-286813

Logistic Properties of the Americas

SECONDARY OFFERING OF

30,499,323 ORDINARY SHARES

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of:

●	up to 1,500,000 ordinary shares of par value $0.0001 each (“Ordinary Shares”) of Logistic Properties of the Americas, a Cayman Islands exempted company (“we” or the “Company”), issued to a certain Selling Securityholder named in this prospectus pursuant to the PIPE Investment (as defined herein) and previously registered pursuant to the registration statement initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on Form F-1 (File No. 333-281935) (as amended and supplemented from time to time, the “Existing F-1”) on September 5, 2024, amended by Amendment No. 1 filed on September 17, 2024, and subsequently declared effective by the SEC on September 20, 2024;

●	up to 26,312,000 Ordinary Shares issued to certain of the Selling Securityholders named in this prospectus in connection with the Business Combination (as defined herein) and previously registered under the Existing F-1; and

●	up to 2,687,323 Ordinary Shares issued to certain of the Selling Securityholders named in this prospectus, in connection with the Business Combination, certain of which are subject to lock-up restrictions under the Second Amendment to the Letter Agreement (as defined herein), registered for resale hereby.

Capitalized terms used in this prospectus and not otherwise defined have the meanings set forth under the heading “Certain Defined Terms.”

As of April 25, 2025, there were 31,622,311 Ordinary Shares and zero Preference Shares (as defined herein) outstanding. The total number of Ordinary Shares that may be offered and sold under this prospectus by the Selling Securityholders (the “Resale Shares”) represents a substantial percentage of the total outstanding Ordinary Shares as of the date of this prospectus. The Resale Shares being offered for resale in this prospectus represent approximately 96.45% of our current total outstanding Ordinary Shares. Further, a Selling Securityholder beneficially owns a significant percentage of our outstanding Ordinary Shares. As of April 25, 2025, JREP I Logistics Acquisition, LP beneficially owned in the aggregate 26,312,000 Ordinary Shares, representing approximately 83.21% of all outstanding Ordinary Shares. Such holder will have the ability to sell any or all of its Ordinary Shares pursuant to the registration statement of which this prospectus forms a part so long as it is available for use. Given the substantial number of Ordinary Shares being registered for potential resale by Selling Securityholders pursuant to this prospectus, the sale of Ordinary Shares by the Selling Securityholders, or the perception in the market that the Selling Securityholders of a large number of Ordinary Shares intend to sell Ordinary Shares could increase the volatility of the market price of our Ordinary Shares or result in a significant decline in the public trading price of our Ordinary Shares. See “Risk Factors—Risks Related to the Company’s Ordinary Shares — Sales of a substantial number of our Ordinary Shares in the public market by the Selling Securityholders and/or by our other securityholders could adversely affect the market price of our Ordinary Shares.”

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. Subject to existing lockup or other restrictions on transfer, the Selling Securityholders may offer all or part of the securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. These securities are being registered to permit the Selling Securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the U.S. Securities Act of 1933, as amended (the “Securities Act”).

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders.

This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of Ordinary Shares. See “Plan of Distribution”.

The Ordinary Shares are listed on the NYSE American under the symbol “LPA”. On May 5, 2025, the last reported sales price of the Ordinary Shares on the NYSE American was $6.74.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and are therefore eligible to take advantage of certain reduced reporting requirements applicable to other public companies.

We are also a “foreign private issuer” as defined in the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. Additionally, the NYSE American rules allow foreign private issuers to follow home country practices in lieu of certain of the NYSE American’s corporate governance rules. As a result, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all the NYSE American corporate governance requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus and other risk factors under similar headings in any amendments or supplements to this prospectus and in any documents incorporated by reference herein, including our Annual Report on Form 20-F for the year ended December 31, 2024, for a discussion of information that should be considered in connection with an investment in our securities.

Neither the SEC nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated May 6, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Any Selling Securityholder may, from time to time, offer and sell the securities described in this prospectus in one or more offerings.

This prospectus includes important information about us, the securities being offered by the Selling Securityholders and other information you should know before investing. Any prospectus supplement or post-effective amendment to the registration statement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement or post-effective amendment to the registration statement, you should rely on the information contained in that particular prospectus supplement or post-effective amendment to the registration statement. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read this prospectus together with the additional information about us described in the section below entitled “Where You Can Find Additional Information; Incorporation of Information by Reference.” You should rely only on the information contained in this prospectus, as well as the information incorporated by reference into this prospectus, any applicable prospectus supplement or amendment and any related free writing prospectus. Neither we nor the Selling Securityholders have authorized anyone else to provide you with different information.

You should assume that the information in this prospectus or any prospectus supplement, as well as the information incorporated by reference in this prospectus or any prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: neither we nor the Selling Securityholders have taken any action to permit the possession or distribution of this prospectus in any jurisdiction other than the United States where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the Ordinary Shares and the distribution of this prospectus outside the United States.

The Selling Securityholders may offer and sell the securities directly to purchasers, through agents or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of securities. See “Plan of Distribution.”

Throughout this prospectus, unless otherwise designated or the context requires otherwise, the terms “we,” “us,” “our,” “LPA,” “the Company” and “our company” refer to Logistic Properties of the Americas and its consolidated subsidiaries, which prior to the Business Combination was the business of LatAm Logistic Properties, S.A. and its subsidiaries. References to “LLP” mean LatAm Logistic Properties, S.A. and its consolidated subsidiaries.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION OF INFORMATION BY REFERENCE

Additional Information

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided below.

We are subject to certain of the informational filing requirements of the Exchange Act. Since we are a “foreign private issuer,” we are exempt from the rules and regulations under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchase and sale of our shares. In addition, we are not required to file reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we are required to file with the SEC an Annual Report on Form 20-F containing financial statements audited by an independent accounting firm. We may, but are not required, to furnish to the SEC, on Form 6-K, unaudited financial information after each of our first three fiscal quarters. The SEC also maintains a website at http://www.sec.gov that contains reports and other information that we file with or furnish electronically with the SEC.

We also maintain an Internet website at lpamericas.com. We make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

Incorporation of Information by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below:

●	The Company’s Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 2, 2025, as amended by Amendment No. 1 thereto on Form 20-F/A, filed with the SEC on April 7, 2025 (the “2024 Annual Report”); and

●	any future filings on Form 20-F we make with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, including any reports on Form 6-K that we specifically identify in such forms as being incorporated by reference, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Logistic Properties of the Americas

Plaza Tempo, Edificio B,

Oficina B1, Piso 2, San Rafael de Escazú,

San José, Costa Rica.

Telephone: + (506) 2204 7020

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

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CERTAIN DEFINED TERMS

Unless the context otherwise requires, references in this prospectus to:

●	“Business Combination” refers to the business combination contemplated by the Business Combination Agreement.

●	“Business Combination Agreement” refers to that certain business combination agreement, dated as of August 15, 2023, as amended or supplemented, between and among TWOA and LLP, and by a joinder agreement, each of LPA, SPAC Merger Sub and Company Merger Sub.

●	“Charter” refers to LPA’s amended and restated memorandum and articles of association.

●	“Class A” in the real property context refers to the classification of industrial properties that typically possess most of the following characteristics: (a) 15 years old or newer; (b) concrete tilt-up construction or steel frame; (c) clear height in excess of 32 feet, (d) a ratio of dock doors to floor area that is more than one door per 10,000 square feet; (e) energy efficient design characteristics suitable for current and future tenants; (f) truck courts at least 98 feet deep, (g) optimized column spacing and (h) high load capacity floors.

●	“Closing” refers to the closing of the transactions contemplated by the Business Combination Agreement.

●	“Closing Date” refers to March 27, 2024, the date on which the Closing occurred.

●	“Code” refers to the Internal Revenue Code of 1986, as amended.

●	“Colombia” refers to the Republic of Colombia.

●	“Companies Act” refers to the Companies Act (As Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto.

●	“Board” refers to the board of directors of LPA.

●	“Company Merger Sub” refers to LPA Panama Group Corp., a company formed under the laws of Panama and, prior to its merger with LLP upon the consummation of the Business Combination, a wholly-owned subsidiary of LPA.

●	“Costa Rica” refers to the Republic of Costa Rica.

●	“Exchange Act” refers to the U.S. Securities Exchange Act of 1934, as amended.

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●	“Founder Shares” refers to the Class B ordinary shares of TWOA.

●	“IRS” refers to the U.S. Internal Revenue Service.

●	“LLP” refers to LatAm Logistic Properties, S.A., a corporation organized under the laws of Panama, together with its consolidated subsidiaries.

●	“Logistic Properties of the Americas,” “LPA,” “we,” “us,” “our,” “the Company” or “our company” means Logistic Properties of the Americas, a Cayman Islands exempted company, together with its subsidiaries.

●	“NYSE American” refers to NYSE American LLC.

●	“Ordinary Shares” refers to the ordinary shares of LPA, par value $0.0001 per share.

●	“Peru” refers to the Republic of Peru.

●	“PIPE Investment” refers to the private placement of 1,500,000 TWOA Class A ordinary shares at a price of $10.00 per share, consummated simultaneously with the Closing pursuant to the subscription agreement dated February 16, 2024, entered into by TWOA and Bonaventure Investments Holding Inc. (as assigned to Guadalupe Assets Inc.), as amended and in effect from time to time.

●	“SEC” refers to the U.S. Securities and Exchange Commission.

●	“Securities Act” refers to the U.S. Securities Act of 1933, as amended.

●	“SPAC Merger Sub” refers to Logistic Properties of the Americas Subco, a Cayman Islands exempted company and prior to its merger with TWOA upon consummation of the Business Combination, a wholly-owned subsidiary of LPA.

●	“Sponsor” refers to HC PropTech Partners III LLC, a Delaware limited liability company.

●	“two sponsor” refers to two sponsor, a Cayman Islands exempted company.

●	“TWOA” refers to two, a Cayman Islands exempted company and upon the consummation of the Business Combination, a wholly-owned subsidiary of LPA.

●	“TWOA Class A Ordinary Shares” refers to TWOA’s Class A ordinary shares, par value $0.0001 per share.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including any related prospectus supplement and any document incorporated by reference herein, contains forward-looking statements, which statements involve substantial risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect the Company’s current views, as applicable, with respect to, among other things, its capital resources, performance and results of operations. Likewise, all of the Company’s statements regarding anticipated growth in operations, anticipated market conditions, demographics, reserves, results of operations, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would,” “will,” “seek,” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on information available as of the date of this prospectus and on the current expectations, forecasts and assumptions of the management of the Company, involve a number of judgments, risks and uncertainties and are inherently subject to changes in circumstances and their potential effects and speak only as of the date of such statements. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed, contemplated or implied by these forward-looking statements. The forward-looking statements contained in this prospectus, including any related prospectus supplement and any document incorporated by reference herein, include but are not limited to, statements about:

●	expectations regarding, and LPA’s ability to meet expectations regarding, LPA’s strategies and future financial performance, including LPA’s future business plans or objectives, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures;

●	LPA’s ability to invest in growth initiatives;

●	the outcome of any legal proceedings that may be instituted against LPA;

●	the ability of LPA to raise financing in the future and comply with restrictive covenants related to indebtedness;

●	the ability to fully realize the benefits of the Business Combination, which may be affected by, among other things, competition, LPA’s ability to grow and manage growth and profitability, maintain relationships with customers and suppliers and retain its management team and key employees;

●	the projected financial information, anticipated growth rate, and market opportunity for LPA, and its estimates of expenses and profitability;

●	LPA’s ability to maintain its listing on NYSE American;

●	global economic disruptions and disruptions to commodity markets due to global conflicts and events, including the ongoing conflict between Russia and Ukraine, the conflict between Israel and Hamas, and related conflicts in the Middle East, which may exacerbate market pressures and economic volatility;

●	increases in raw material costs, fuel costs and insurance premiums, especially in light of the ongoing conflict between Russia and Ukraine, the conflict between Israel and Hamas, and related conflicts in the Middle East;

●	anticipated economic, business, and/or competitive factors;

●	potential impacts of public health crises, including pandemics, epidemics, or other widespread health crises that may disrupt LPA’s business operations, supply chain or market conditions;

●	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on LPA’s resources;

●	exchange rate instability;

●	the possibility that expansion of LPA’s customer offerings or certain operations may subject it to additional legal and regulatory requirements, including tort liability;

●	LPA’s ability to retain and grow its customer base;

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●	LPA’s success in finding and maintaining future strategic partnerships and inorganic opportunities;

●	the potential liquidity and trading of public securities of LPA;

●	the ability of LPA to respond to general economic conditions;

●	LPA’s strategic expansion plans, including geographic expansion, new markets and other plans;

●	any downturn in the real estate industry;

●	the ability of LPA to manage its growth effectively;

●	the ability of LPA to develop and protect its brand;

●	the ability of LPA to compete with competitors in existing and new markets and offerings;

●	economic, political and social developments in Colombia, Costa Rica, and Peru, including political instability, currency devaluation, inflation, and unemployment; and

●	the economic performance of Colombia, Costa Rica, and Peru, including their competitiveness as exporters of manufactured and other products to the United States and other key markets, and the impact of global economic conditions on these markets.

Forward-looking statements are provided for illustrative purposes only and are not guarantees of performance. You should understand that the factors discussed under the heading “Risk Factors” and elsewhere in this prospectus, including any related prospectus supplement and any document incorporated by reference herein, could affect the future results of the Company, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements in this prospectus, including any related prospectus supplement and any document incorporated by reference herein,.

Moreover, the risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus, including any related prospectus supplement and any document incorporated by reference herein, describe additional factors that could adversely affect the businesses, financial conditions, or results of operations of the Company. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on our businesses, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, this prospectus, including any related prospectus supplement and any document incorporated by reference herein, contains statements of belief and similar statements that reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company as of the date of this prospectus, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

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SUMMARY OF PROSPECTUS

This summary highlights selected information contained in this prospectus and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in this prospectus, any related prospectus supplement, any related free writing prospectus, and the documents referred to in “Where You Can Find Additional Information; Incorporation of Information by Reference”, including the information set forth in the section titled “Risk Factors” herein and therein. Before making your investment decision with respect to our securities, you should read carefully this entire prospectus, any related prospectus supplement, any related free writing prospectus, and the documents referred to in “Where You Can Find Additional Information; Incorporation of Information by Reference”, including the information set forth in the section titled “Risk Factors” herein and therein, in their entirety before making an investment decision. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” for more information. For additional information, see the section of this prospectus entitled “Where You Can Find Additional Information; Incorporation of Information by Reference”.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Company,” “we,” “our,” “us” and other similar terms refer to Logistic Properties of the Americas and its subsidiaries.

Our Company

Logistic Properties of the Americas was incorporated as an exempted company with limited liability under the laws of the Cayman Islands on October 9, 2023. The mailing address of the Company’s registered office is c/o Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands and its telephone number is +506 2204-7020. The Company’s principal executive office address is 601 Brickell Key Drive, Suite 700, Miami, FL 33131 and its chief administrative office is Plaza Tempo, Edificio B, Oficina B1, Piso 2, San Rafael de Escazú, San José, Costa Rica.

We are a fully integrated, internally managed real estate company that develops, owns and manages a diversified portfolio of warehouse logistics assets in Central America and South America. We focus on modern Class A logistics and industrial real estate in high growth and high barrier-to-entry markets that are undersupplied and have low penetration rates. We believe we are a leading institutional industrial, development and logistics platform in each of our three countries of operation today — Costa Rica, Colombia and Peru. We have significant expertise in designing and developing logistics assets, which we own, manage and lease on a long-term basis. Our strategic footprint and operational expertise enable us to provide our tenants with “last mile” distribution capabilities that are critical to logistics infrastructure and are well located to leverage strong e-Commerce and “nearshoring” trends.

On the Closing Date, LPA consummated the Business Combination pursuant to the Business Combination Agreement. The Business Combination is described in greater detail in the 2024 Annual Report, incorporated by reference in this prospectus. For additional information see our Annual Report.

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THE OFFERING

The summary below describes the principal terms of the offering. The “Description of Share Capital” section of this prospectus contains a more detailed description of our Ordinary Shares.

Securities offered by the Selling Securityholders	We are registering the resale by Selling Securityholders named in this prospectus, or their permitted transferees, of an aggregate of 30,499,323 Ordinary Shares.

Offering prices	The Ordinary Shares offered by the Selling Securityholders under this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Securityholders may determine. See “Plan of Distribution.”

Ordinary Shares outstanding prior to the offering	As of April 25, 2025, we had 31,622,311 Ordinary Shares outstanding.

Use of proceeds	All of the Ordinary Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales.

Dividend Policy	We have never declared or paid any cash dividend on our Ordinary Shares. The payment of cash dividends in the future will depend upon our revenues and earnings, if any, capital requirements and general financial condition. Any further determination to pay dividends on our Ordinary Shares would be at the discretion of our Board.

Lock-up restrictions	Of the up to 30,499,323 Ordinary Shares that may be offered or sold by Selling Securityholders identified in this prospectus, 2,553,549 of such Ordinary Shares are subject to certain lock-up restrictions further described elsewhere in this prospectus.

Risk factors	See “Risk Factors” and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Ordinary Shares.

Market for our Ordinary Shares	Our Ordinary Shares are listed on the NYSE American under the symbol “LPA”.

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RISK FACTORS

You should carefully review and consider, in addition to all the following risk factors, together with all of the other information included in this prospectus, including the Audited Consolidated Financial Statements included or incorporated by reference in this prospectus or any prospectus supplement, the risks described under the heading “Risk Factors” in our 2024 Annual Report, which is incorporated herein by reference, as well as the risks that are described in the other documents incorporated by reference into this prospectus before making an investment decision. The occurrence of one or more of the events or circumstances described in such risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on the business, cash flows, financial condition and results of operations of the Company. This could cause the trading price of the Ordinary Shares to decline, perhaps significantly, and therefore you may lose all or part of your investment. You should carefully consider such risk factors in conjunction with the other information included or incorporated by reference in this prospectus or any prospectus supplement, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements”. The risks discussed below and in the other documents incorporated by reference into this prospectus or any prospectus supplement are not exhaustive and are based on certain assumptions made by the Company, which later may prove to be incorrect or incomplete. Investors are encouraged to perform their own investigation with respect to the business, financial condition and prospects of the Company.

Risks Relating to the Company’s Ordinary Shares

Sales of a substantial number of our Ordinary Shares in the public market by the Selling Securityholders and/or by our other securityholders could adversely affect the market price of our Ordinary Shares.

Sales of a substantial number of Ordinary Shares by the Selling Securityholders and/or by our other securityholders in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of the Ordinary Shares.

The total number of Ordinary Shares that may be offered and sold under this prospectus by the Selling Securityholders (the “Resale Shares”) represents a substantial percentage of the total outstanding Ordinary Shares as of the date of this prospectus. As of April 25, 2025, there were 31,622,311 Ordinary Shares and zero Preference Shares outstanding and the number of Resale Shares being offered for resale in this prospectus represent approximately 96.45% of our current total outstanding Ordinary Shares. Certain Resale Shares held by the Selling Securityholders are subject to contractual lock-up restrictions that prohibit them from selling such securities at this time, including pursuant to the Second Amendment to the Letter Agreement. Upon expiration of such contractual lock-up restrictions, the Selling Securityholders, will be able to sell any or all of their Resale Shares registered for resale hereunder for so long as this registration statement of which this prospectus forms a part is available for use. Further, a Selling Securityholder beneficially owns a significant percentage of our outstanding Ordinary Shares. As of April 25, 2025, JREP I Logistics Acquisition, LP beneficially owned in the aggregate 26,312,000 Ordinary Shares, representing approximately 83.21% of all outstanding Ordinary Shares. Such holder will have the ability to sell any or all of its Ordinary Shares pursuant to the registration statement of which this prospectus forms a part so long as it is available for use. Given the substantial number of Ordinary Shares being registered for potential resale by Selling Securityholders pursuant to the registration statement of which prospectus forms a part, the sale of Ordinary Shares by the Selling Securityholders, or the perception in the market that the Selling Securityholders of a large number of Ordinary Shares intend to sell Ordinary Shares could increase the volatility of the market price of our Ordinary Shares or result in a significant decline in the public trading price of our Ordinary Shares.

USE OF PROCEEDS

All of the Ordinary Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales.

We will bear all costs, expenses and fees in connection with the registration of the Ordinary Shares offered by the Selling Securityholders pursuant to this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

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DIVIDEND POLICY

The Board may declare dividends, including interim dividends, from time to time in accordance with the respective rights of the shareholders. The Board will exercise its business judgment to determine whether the Company’s financial position justifies such dividends and if they can be lawfully paid. To date, the Company has not issued any cash dividends on its shares. Additionally, the Board has not adopted a dividend policy regarding the payment of future dividends.

The payment of future cash dividends will depend on the Company’s revenues and earnings, if any, capital requirements and overall financial condition. The decision to distribute any cash dividends will be at the discretion of the Board at that time, and any such dividends will only be paid from profits or share premium (subject to solvency requirements) in accordance with Cayman Islands law. Dividends may be paid either in cash or in other forms.

Under the laws of the Cayman Islands, a Cayman Islands exempted company may pay dividends on its shares from either profits or the share premium account. However, dividends cannot be paid if such distribution would leave the exempted company unable to pay its debts as they become due in the ordinary course of business. No dividend shall be paid other than from profits or, in accordance with the requirements of the Companies Act and the listing rules of the applicable stock exchange, from the share premium account.

If multiple individuals are registered as joint holders of a share, any of them may provide valid receipts for any dividend or other amounts payable in relation to that share. Unless otherwise specified in the rights attached to a share, no dividend or other payments due from the Company regarding a share shall accrue interest against the Company.

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Capitalization AND INDEBTEDNESS

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

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DESCRIPTION OF THE COMPANY’S SECURITIES

General

LPA is a Cayman Islands exempted company and its affairs are governed by the Charter, the Companies Act and other legislation and common law of the Cayman Islands. Pursuant to the Charter, LPA is authorized to issue 450,000,000 Ordinary Shares and 50,000,000 preference shares, $0.0001 par value each (the “Preference Shares”). As of April 25, 2025, LPA had 31,885,157 Ordinary Shares and zero Preference Shares issued. As of April 25, 2025, LPA had 31,622,311 Ordinary Shares and zero Preference Shares outstanding. All of LPA’s outstanding Ordinary Shares are fully paid and non-assessable. As of the Closing Date, there were 31,709,747 Ordinary Shares outstanding. As of December 31, 2024, there were 31,672,913 Ordinary Shares outstanding.

As of April 25, 2025, LPA had 262,846 shares in treasury, which were repurchased by the Company under a share repurchase program, with a book value of $2,449,602.

The Ordinary Shares are listed for trading on NYSE American under the ticker symbol “LPA”.

For a description of the Ordinary Shares, including the rights and obligations attached thereto, and the share repurchase program, please refer to see titled “Item 10. Additional Information — B. Memorandum and Articles of Association” in the 2024 Annual Report, which is incorporated by reference herein.

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SELLING SECURITYHOLDERS

This prospectus relates to the sale from time to time of up to an aggregate of 30,499,323 Ordinary Shares.

The Selling Securityholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in our Ordinary Shares after the date of this prospectus.

The Selling Securityholders will determine the timing, pricing and rate at which they sell such securities into the public market.

The number of Ordinary Shares that the Selling Securityholders can sell into the public markets pursuant to this prospectus exceeds our public float. Further, as of April 25, 2025, JREP I Logistics Acquisition, LP beneficially owned, in the aggregate 26,312,000 Ordinary Shares, representing approximately 83.21% of all outstanding Ordinary Shares. Such holder will have the ability to sell any or all of its Ordinary Shares pursuant to the registration statement of which this prospectus forms a part so long as it is available for use. Given the substantial number of Ordinary Shares being registered for potential resale by Selling Securityholders pursuant to this prospectus, the sale of Ordinary Shares by the Selling Securityholders, or the perception in the market that the Selling Securityholders of a large number of Ordinary Shares intend to sell Ordinary Shares could increase the volatility of the market price of our Ordinary Shares or result in a significant decline in the public trading price of our Ordinary Shares.

The table below provides, as of the date of this prospectus, information regarding the beneficial ownership of the Ordinary Shares of each Selling Securityholder, the maximum number of Ordinary Shares which may be sold pursuant to this prospectus, and the number and percentage of Ordinary Shares to be beneficially owned by each Selling Securityholder. This table was prepared solely based on information supplied to us by Continental Stock Transfer & Trust Company, as transfer agent, the listed selling shareholders and any Schedules 13D or 13G filed by the selling shareholders with the SEC. The individuals and entities listed below have beneficial ownership over their respective securities. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. In some cases, the same securities may be reflected more than once in the table below because more than one holder may be deemed the beneficial owner of the same securities.

Because each Selling Securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Securityholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the Selling Securityholder and further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the ordinary shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

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Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s Ordinary Shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of Ordinary Shares registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See the section titled “Plan of Distribution.”

	Ordinary Shares
	Beneficially Owned Prior to the Offering		Registered Hereby	Beneficially Owned After the Sale of all Ordinary Shares Offered Hereby
Name	Number	Percent of Ordinary Share Outstanding(1)
JREP I Logistics Acquisition, LP(2)	25,408,240	80.35%	25,408,240	—
Latam Logistic Equity Partners, LLC.(3)	903,760	2.86%	903,760	—
Guadalupe Assets Inc.(4)	1,500,000	4.74%	1,500,000	—
HC PropTech Partners III LLC (6)	2,130,693	6.74%	2,130,693	—
Two sponsor (7)	197,856	*	197,856	—
Milton Joseph Beck (8)	25,000	*	25,000	—
Adam Blake (8)	25,000	*	25,000	—
Jack Leeney (8)	25,000	*	25,000	—
Gloria Fu (8)	30,000	*	30,000	—
Javier Saade (8)	10,000	*	10,000	—
Dave Eisenberg (8)	15,000	*	15,000	—
Michelle Gill (8)	25,000	*	25,000	—
Pierre Lamond (8)	30,000	*	30,000	—
Garth Mitchell (8)	15,000	*	15,000	—
Ryan Petersen (8)	25,000	*	25,000	—
Highbridge Tactical Credit Institutional Fund, Ltd(9)	11,547	*	11,547	—
Highbridge Tactical Credit Master Fund, L.P.(10)	54,727	*	54,727	—
Boothbay Absolute Return Strategies, LP(11)	20,471	*	20,471	—
Boothbay Diversified Alpha Master Fund LP(12)	22,720	*	22,720	—
Meteora Select Trading Opportunities Master, LP(13)	16,786	*	16,786	—
Meteora Special Opportunity Fund I, LP(14)	7,523	*	7,523	—

* Less than 1%.

(1)	The percentage of beneficial ownership is calculated based on 31,622,311 Ordinary Shares outstanding as of April 25, 2025. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all Ordinary Shares beneficially owned by them.

(2)	Represents shares held by JREP I Logistics Acquisition, LP, Jaguar Real Estate Partners, LP, and Latam Logistic Equity Partners, LLC. Latam Logistic Equity Partners is managed by JREP I Logistics Acquisition, LP. JREP I Logistics Acquisition, LP and Jaguar Real Estate Partners, LP are investment funds managed by JREP GP, LLC. JREP GP, LLC is managed by Jaguar Growth Partners Group LLC, managing members of which are Gary R. Garrabrant and Thomas McDonald, who share equally in the voting and investment discretion with respect to investments held by such funds. Gary R. Garrabrant and Thomas McDonald disclaim beneficial ownership of the reported securities other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business address of the reporting person is 601 Brickell Key Drive, Suite 700, Miami, FL 33131.

(3)	Latam Logistic Equity Partners is managed by JREP I Logistics Acquisition, LP (See footnote 1 above). Thomas McDonald disclaims beneficial ownership of the reported securities other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(4)	The business address of the Selling Securityholder is Avenida Jose Maria Torrijos, Edificio Pazko, Pedregal, Panama City, Panama

(5)	J.V.B. Financial Group, LLC is the record owner of the securities. Jerry Serowik is a Managing Director of J.V.B. Financial Group, LLC and has investment control over the securities held by J.V.B. Financial Group, LLC. As such, Mr. Serowik may be deemed to have beneficial ownership of the securities held directly by J.V.B. Mr. Serowik disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of the Selling Securityholder is 3 Columbus Circle, Suite 1710, New York, NY 10019. Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC, has served as an advisor from time to time to LPA.

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(6)	Mr. Thomas D. Hennessy exercises voting and investment control over Ordinary Shares held by HC PropTech Partners III LLC. The business address of the reporting person is 195 US HWY 50, Suite 208, Zephyr Cove, NV 89448.

(7)	The business address of the Selling Securityholder is 900 Kearny Street Suite 610, the Presidio of San Francisco, San Francisco, CA 94133.

(8)	The business address of the Selling Securityholder is 195 US HWY 50, Suite 208, Zephyr Cove, NV 89448.

(9)	Highbridge Capital Management, LLC (“HCM”), a Delaware LLC, is the trading manager of Highbridge Tactical Credit Institutional Fund, Ltd. (the “Institutional Fund”). Jonathan Segal and Jason Hempel are responsible for the investment and voting decisions made by HCM with respect to these shares held by the Institutional Fund. The Institutional Fund and the foregoing individuals disclaim beneficial ownership over these shares. The business address of HCM is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address of the Institutional Fund is c/o Maples Corporate Services Limited, #309 Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

(10)	HCM, is the trading manager of Highbridge Tactical Credit Master Fund, L.P. (the “Tactical Credit Fund”). Jonathan Segal and Jason Hempel are responsible for the investment and voting decisions made by HCM with respect to these shares held by the Tactical Credit Fund. The Tactical Credit Fund and the foregoing individuals disclaim beneficial ownership over these shares. The business address of HCM is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address of the Tactical Credit Fund is c/o Maples Corporate Services Limited, #309 Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

(11)	Boothbay Absolute Return Strategies, LP, a Delaware limited partnership (“BBARS”) is managed by Boothbay Fund Management, LLC, a Delaware limited liability company (“Boothbay”). Boothbay, in its capacity as the investment manager of BBARS, has the power to vote and the power to direct the disposition of all securities held by the BBARS. Ari Glass is the Managing Member of Boothbay. Each of BBARS, Boothbay and Mr. Glass disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The business address of the Selling Securityholder is 689 Fifth Avenue, 12th Floor, New York, NY, 10022.

(12)	Boothbay Diversified Alpha Master Fund LP, a Cayman Islands limited partnership (“BBDAMF”) is managed by Boothbay. Boothbay, in its capacity as the investment manager of BBDAMF, has the power to vote and the power to direct the disposition of all securities held by BBDAMF. Ari Glass is the Managing Member of Boothbay. Each of BBDAMF, Boothbay and Mr. Glass disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The business address of the Selling Securityholder is 689 Fifth Avenue, 12th Floor, New York, NY, 10022.

(13)	Meteora Capital, LLC (“Meteora Capital”) serves as investment manager to Meteora Select Trading Opportunities Master, LP. Voting and investment power over the shares held by Meteora Select Trading Opportunities Master, LP resides with its investment manager, Meteora Capital. Mr. Vik Mittal serves as the managing member of Meteora Capital and may be deemed to be the beneficial owner of the shares held by such entities. Mr. Mittal, however, disclaims any beneficial ownership of the shares held by such entities. The business address of Meteora Select Trading Opportunities Master, LP is 1200 N Federal Hwy, Ste 200, Boca Raton, FL 33432.

(14)	Meteora Capital serves as investment manager to Meteora Special Opportunity Fund I, LP, and voting and investment power over the shares held by Meteora Special Opportunity Fund I, LP resides with Meteora Capital. Mr. Vik Mittal serves as the managing member of Meteora Capital and may be deemed to be the beneficial owner of the shares of common stock held by such entities. Mr. Mittal disclaims any beneficial ownership of the shares held by such entities. The business address of Meteora Special Opportunity Fund I, LP, Meteora Capital and Mr. Mittal is 840 Park Drive East, Boca Raton, Florida 33444.

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MATERIAL U.S. Federal Income Tax CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax considerations relevant to the ownership and disposition of Ordinary Shares. This discussion applies only to Ordinary Shares held as capital assets for U.S. federal income tax purposes (generally, property held for investment) and does not discuss all aspects of U.S. federal income taxation that might be relevant to holders in light of their particular circumstances or status, including alternative minimum tax and Medicare contribution tax consequences, or holders who are subject to special rules, including:

●	brokers, dealers and other investors that do not own their Ordinary Shares as capital assets;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax deferred accounts;

●	banks or other financial institutions, underwriters, insurance companies, real estate investment trusts or regulated investment companies;

●	persons liable for alternative minimum taxes;

●	U.S. expatriates or former long-term residents of the United States;

●	persons that own (directly, indirectly, or by attribution) 10% or more (by vote or value) of the Ordinary Shares;

●	partnerships or other pass-through entities for U.S. federal income tax purposes, including S corporations, and beneficial owners of partnerships or other pass-through entities;

●	persons holding Ordinary Shares as part of a straddle, hedging or conversion transaction, constructive sale, or other arrangement involving more than one position;

●	persons required to accelerate the recognition of any item of gross income with respect to Ordinary Shares as a result of such income being recognized on an applicable financial statement;

●	persons whose functional currency is not the U.S. dollar;

●	persons that received Ordinary Shares as compensation for services; or

●	controlled foreign corporations or passive foreign investment companies.

This discussion is based on the Code, its legislative history, existing and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”), published rulings by the IRS and court decisions, all as of the date hereof. These laws are subject to change, possibly on a retroactive basis. This discussion is necessarily general and does not address all aspects of U.S. federal income taxation, including the effect of the U.S. federal alternative minimum tax or the Medicare contribution tax, U.S. federal estate and gift tax, or any state, local or non-U.S. tax laws to a holder of Ordinary Shares. We have not and do not intend to seek any rulings from the IRS regarding the statements made and positions or conclusions described in this summary.

ALL HOLDERS OF PURCHASER SECURITIES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES AND CONSIDERATIONS RELATING TO THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. TAX LAWS.

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U.S. Holders

The section applies to you if you are a U.S. holder. For purposes of this discussion, a U.S. holder means a beneficial owner of Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Ownership and Disposition of Ordinary Shares by U.S. Holders

Distributions on Ordinary Shares

This section is subject to further discussion under “— Passive Foreign Investment Company Rules” below.

Distributions paid by LPA out of current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) generally will be taxable to a U.S. holder as dividend income. Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. holder’s basis in the Ordinary Shares and thereafter as capital gain. However, LPA does not intend to maintain calculations of its earnings and profits in accordance with U.S. federal income tax accounting principles. U.S. holders should therefore assume that any distribution by LPA with respect to its shares will be treated as dividend income. Such dividends will not be eligible for the dividends-received deduction allowed to U.S. corporations with respect to dividends received from other U.S. corporations. U.S. holders should consult their own tax advisors with respect to the appropriate U.S. federal income tax treatment of any distribution received from LPA.

Dividends received by non-corporate U.S. holders (including individuals) from a “qualified foreign corporation” may be taxed as “qualified dividend income” (“QDI”) at reduced rates of taxation, provided that certain holding period requirements and other conditions are satisfied. For these purposes, a non-U.S. corporation will be treated as a qualified foreign corporation if the Ordinary Shares are readily tradable on an established securities market in the United States. United States Treasury Department guidance indicates that the Ordinary Shares, which are listed on the NYSE American, are readily tradable on an established securities market in the United States. Thus, we believe that any dividends we pay on the Ordinary Shares to non-corporate U.S. Holders will be potentially eligible for these reduced tax rates. However, there can be no assurance that Ordinary Shares will be considered “readily tradable” on an established securities market in future years. Non-corporate U.S. holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation regardless of LPA’s status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to the positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. LPA will not constitute a qualified foreign corporation for purposes of these rules if it is a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See discussion below under “— Passive Foreign Investment Company Rules.” U.S. holders should consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to Ordinary Shares.

Subject to certain exceptions, dividends on Ordinary Shares will generally constitute foreign source income for foreign tax credit limitation purposes. If such dividends are QDI (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by a fraction, the numerator of which is the reduced rate applicable to QDI and the denominator of which is the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by LPA with respect to the Ordinary Shares generally will constitute “passive category income” but could, in the case of certain U.S. holders, constitute “general category income.”

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Sale, Exchange, Redemption or Other Taxable Disposition of Ordinary Shares

This section is subject to further discussion under “— Passive Foreign Investment Company Rules,” below.

A U.S. holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of Ordinary Shares in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. holder’s adjusted tax basis in such Ordinary Shares. Any gain or loss recognized by a U.S. holder on a taxable disposition of Ordinary Shares generally will be capital gain or loss. A non-corporate U.S. holder, including an individual, who has held the Ordinary Shares for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations. Any such gain or loss recognized generally will be treated as U.S. source gain or loss. In the event any non-U.S. tax (including withholding tax) is imposed upon such sale or other disposition, a U.S. holder’s ability to claim a foreign tax credit for such non-U.S. tax is subject to various limitations and restrictions. U.S. holders should consult their tax advisors regarding the ability to claim a foreign tax credit.

Passive Foreign Investment Company Rules

Generally. The treatment of U.S. holders of the Ordinary Shares could be materially different from that described above if LPA is treated as a PFIC for U.S. federal income tax purposes. A PFIC is any non-U.S. corporation with respect to which either: (i) 75% or more of the gross income for a taxable year constitutes passive income for purposes of the PFIC rules (the “PFIC Income Test”), or (ii) more than 50% of such foreign corporation’s assets in any taxable year (generally based on the quarterly average of the value of its assets during such year) is attributable to assets, including cash, that produce passive income or are held for the production of passive income (the “PFIC Asset Test”). Passive income for purposes of the PFIC Income Test generally includes dividends, interest, certain royalties and rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. The determination of whether a foreign corporation is a PFIC is based upon the composition of such foreign corporation’s income and assets (including, among others, its proportionate share of the income and assets of any other corporation in which it owns, directly or indirectly, 25% or more (by value) of the stock), and the nature of such non-U.S. corporation’s activities. A separate determination must be made after the close of each taxable year as to whether a non-U.S. corporation was a PFIC for that year. Once a non-U.S. corporation qualifies as a PFIC it is, with respect to a shareholder during the time it qualifies as a PFIC, always treated as a PFIC with respect to such shareholder, regardless of whether it no longer satisfies either of the PFIC Income Test and the PFIC Asset Test in subsequent years (unless the U.S. holder makes a deemed sale election with respect to the stock of the PFIC held by such U.S. holder once such PFIC ceases to satisfy both of the qualification tests).

LPA’s status as a PFIC for its taxable year, and in any future taxable year, is an annual determination that can be made only after the end of that year. Accordingly, there can be no assurances regarding LPA’s status as a PFIC for its taxable year and for any future taxable year. Because LPA’s status as a PFIC depends on facts that are not known at this time, counsel is unable to opine on LPA’s status as a PFIC in its current or any future taxable year. Further, even if LPA determines that it is not expected to be a PFIC for a taxable year, the IRS could take a different view as to whether or not LPA is a PFIC, either because of a different evaluation of income and assets or because the IRS determines that TWOA should be treated as a predecessor of LPA. The determination of whether or not LPA is a PFIC for a taxable year will depend on the composition of LPA’s income and assets, and the fair market value of its assets from time to time, including its unbooked goodwill, which may be determined by reference to LPA’s share price (which could fluctuate significantly). In addition, LPA’s possible status as a PFIC will also depend on the application of complex statutory and regulatory rules that are subject to potentially varying or changing interpretations. The composition of LPA’s assets will also be affected by LPA’s holding of significant cash balances. The application of the PFIC rules is subject to uncertainty in several respects and, therefore, no assurances can be provided that the IRS will not assert that LPA is a PFIC for the taxable year or in a future year.

If LPA is or becomes a PFIC during any year in which a U.S. holder holds Ordinary Shares, there are three separate taxation regimes that could apply to such U.S. holder under the PFIC rules, which are the (i) excess distribution regime (which is the default regime), (ii) QEF regime, and (iii) mark-to-market regime. A U.S. holder who holds (actually or constructively) stock in a non-U.S. corporation during any year in which such corporation qualifies as a PFIC is subject to U.S. federal income taxation under one of these three regimes. The effect of the PFIC rules on a U.S. holder will depend upon which of these regimes applies to such U.S. holder. However, dividends paid by a PFIC are generally not eligible for the lower rates of taxation applicable to qualified dividend income under any of the foregoing regimes.

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Excess Distribution Regime. If a U.S. holder does not make a QEF election or a mark-to-market election, as described below, such U.S. holder will be subject to the default “excess distribution regime” under the PFIC rules with respect to (i) any gain realized on a sale or other disposition (including a pledge) of U.S. holder’s Ordinary Shares, and (ii) any “excess distribution” that a U.S. holder receives on his or her Ordinary Shares (generally, any distributions in excess of 125% of the average of the annual distributions on Ordinary Shares during the preceding three years or U.S. holder’s holding period, whichever is shorter). Generally, under this excess distribution regime:

●	the gain or excess distribution will be allocated ratably over the period during which such U.S. holder held his or her Ordinary Shares;

●	the amount allocated to the current taxable year and any taxable year prior to the first taxable year in which LPA is a PFIC, will be taxed as ordinary income; and

●	the amount allocated to each of the other taxable years will be subject to the highest tax rate in effect for that taxable year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or excess distribution will be payable generally without regard to offsets from deductions, losses and expenses. In addition, gains (but not losses) realized on the sale of a U.S. holder’s Ordinary Shares cannot be treated as capital gains, even if such U.S. holder holds the shares as capital assets. Further, no portion of any distribution will be treated as QDI.

QEF Regime. If LPA is a PFIC, a U.S. holder of Ordinary Shares may avoid taxation under the excess distribution rules described above by making a QEF election. However, a U.S. holder may make a QEF election with respect to its Ordinary Shares only if LPA provides U.S. holders on an annual basis with certain financial information specified under applicable U.S. Treasury Regulations. Because LPA currently intends to make commercially reasonable efforts to provide U.S. holders with such information upon request, it is expected that U.S. holders generally would be able to make a QEF election with respect to their Ordinary Shares.

Mark-to-Market Regime. Alternatively, a U.S. holder of Ordinary Shares may also avoid taxation under the excess distribution rules by making a mark-to-market election. The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury Regulations. The Ordinary Shares, which are expected to be listed on the NYSE, are expected to qualify as marketable stock for purposes of the PFIC rules, but there can be no assurance that they will be “regularly traded” for purposes of these rules. If a U.S. holder makes a valid mark-to-market election with respect to its Ordinary Shares, such U.S. holder will include as ordinary income each year, the excess, if any, of the fair market value of the Ordinary Shares at the end of the taxable year over the U.S. holder’s adjusted basis in the Ordinary Shares. Such U.S. holder will also be allowed to take an ordinary loss in respect of the excess, if any, of such holder’s adjusted basis in the Ordinary Shares over the fair market value of such Ordinary Shares at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. holder’s basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. Any gain that is recognized on the sale or other taxable disposition of Ordinary Shares would be ordinary income and any loss would be an ordinary loss to the extent of the net amount of previously included income as a result of the mark-to-market election and, thereafter, a capital loss. A mark-to-market election cannot be made for any lower-tier PFICs. U.S. holders should consult their tax advisors regarding the application of the PFIC rules to their indirect ownership of shares in any lower-tier PFICs.

PFIC Reporting Requirements. A U.S. holder who owns, or who is treated as owning, PFIC stock during any taxable year in which LPA is classified as a PFIC may be required to file IRS Form 8621. U.S. holders of Ordinary Shares should consult their tax advisors regarding the requirement to file IRS Form 8621 and the potential application of the PFIC regime.

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Additional Reporting Requirements

Certain U.S. holders holding specified foreign financial assets with an aggregate value in excess of an applicable dollar threshold are required to report information to the IRS relating to Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in an account maintained with a U.S. financial institution), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return, for each year in which they hold Ordinary Shares. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of Ordinary Shares.

Non-U.S. Holders

The section applies to you if you are a non-U.S. holder. For purposes of this discussion, a non-U.S. holder means a beneficial owner (other than a partnership or an entity or arrangement so characterized for U.S. federal income tax purposes) of Ordinary Shares that is not a U.S. holder, including:

1.	a nonresident alien individual, other than certain former citizens and residents of the United States;

2.	a foreign corporation; or

3.	a foreign estate or trust;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition.

Ownership and Disposition of Ordinary Shares by Non-U.S. Holders

A non-U.S. holder of Ordinary Shares will not be subject to U.S. federal income tax or, subject to the discussion below under “— Information Reporting and Backup Withholding,” U.S. federal withholding tax on any dividends received on Ordinary Shares or any gain recognized on a sale or other disposition of Ordinary Shares (including, any distribution to the extent it exceeds the adjusted basis in the non-U.S. holder’s Ordinary Shares) unless the dividend or gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States. In addition, special rules may apply to a non-U.S. holder that is an individual present in the United States for 183 days or more during the taxable year of the sale or disposition, and certain other requirements are met. Such non-U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of the sale or disposition of Ordinary Shares.

Dividends and gains that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. holder and, in the case of a non-U.S. holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Information Reporting and Backup Withholding

Information reporting requirements may apply to dividends received by U.S. holders of Ordinary Shares and the proceeds received on the disposition of Ordinary Shares effected within the United States (and, in certain cases, outside the United States), in each case other than U.S. holders that are exempt recipients (such as corporations). Backup withholding may apply to such amounts if the U.S. holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. holder’s broker) or is otherwise subject to backup withholding. Any redemptions treated as dividend payments with respect to Ordinary Shares and proceeds from the sale, exchange, redemption or other disposition of Ordinary Shares may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

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Information returns may be filed with the IRS in connection with, and non-U.S. holders may be subject to backup withholding on amounts received in respect of their Ordinary Shares, unless the non-U.S. holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the non-U.S. holder otherwise establishes an exemption. Dividends paid with respect to Ordinary Shares and proceeds from the sale or other disposition of Ordinary Shares received in the United States by a non-U.S. holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such non-U.S. holder provides proof of an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against the U.S. holder’s U.S. federal income tax liability, and a U.S. holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

MATERIAL CAYMAN TAX CONSIDERATIONS

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of LPA. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of LPA’s securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporation tax.

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to LPA levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. There are no exchange control regulations or currency restrictions in the Cayman Islands.

No stamp duty is payable in respect of the issue of Ordinary Shares or on an instrument of transfer in respect of such shares. Stamp duty may apply to an instrument of transfer in respect of an Ordinary Share if executed in or brought into the Cayman Islands.

LPA has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands substantially in the following form on October 10, 2023.

The Tax Concessions Act – Undertaking as to Tax Concessions

In accordance with the Tax Concessions Act (Revised) of the Cayman Islands, the following undertaking is hereby given to LPA:

1. That no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to LPA or its operations; and

2. In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1 on or in respect of the shares, debentures or other obligations of LPA; or

2.2 by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act (Revised).

These concessions shall be for a period of twenty years from October 10, 2023.

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PLAN OF DISTRIBUTION

This prospectus relates to the sale from time to time of up to an aggregate of 30,499,323 Ordinary Shares.

We will not receive any proceeds from any sale by the Selling Securityholders of the Shares being registered hereunder. We will bear all costs, expenses and fees in connection with the registration of the Ordinary Shares offered by the Selling Securityholders pursuant to this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

The Selling Securityholders may offer and sell, from time to time, some or all of the securities covered by this prospectus. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. As used herein, “Selling Securityholders” includes donees, pledgees, transferees or other successors-in-interest selling Ordinary Shares or interests therein received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other non-sale related transfer. We have registered the securities covered by this prospectus for offer and sale so that those securities may be freely sold to the public by the Selling Securityholders. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or resold by the Selling Securityholders. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The Selling Securityholders may use any one or more of the following methods when disposing of Ordinary Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Ordinary Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the applicable registration statement of which this prospectus forms a part was originally declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

●	directly to one or more purchasers;

●	through agents;

●	through agreements with broker-dealers, who may agree with the Selling Securityholders to sell a specified number of such Ordinary Shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

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The Selling Securityholders may, from time to time, pledge, mortgage, charge or grant a security interest in some or all of the Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares, from time to time, under this prospectus. The Selling Securityholders also may transfer the Ordinary Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

In connection with the sale of our Ordinary Shares, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares in the course of hedging the positions they assume. The Selling Securityholders may also sell our Ordinary Shares short and deliver these securities to close out their short positions, or loan or pledge the Ordinary Shares to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Ordinary Shares offered by this prospectus, which Ordinary Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Securityholders from the sale of Ordinary Shares offered by them will be the purchase price of such Ordinary Shares less discounts or commissions, if any. Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Ordinary Shares to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Securityholders.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the Ordinary Shares may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Ordinary Shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, our Ordinary Shares to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Ordinary Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Ordinary Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

At the time a particular offering of securities is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of securities by the Selling Securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

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There can be no assurance that the Selling Securityholders will sell all or any of the Ordinary Shares offered by this prospectus. In addition, the Selling Securityholders may also sell Ordinary Shares under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus.

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

To the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act. The Selling Securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The Selling Securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Ordinary Shares against certain liabilities, including liabilities arising under the Securities Act.

Lock-Up Restrictions

All of the Ordinary Shares issued in connection with the Business Combination are freely transferable by persons other than by our “affiliates” without restriction or further registration under the Securities Act except 2,553,549 Ordinary Shares issued to the Sponsor, two sponsor, and certain transferees in exchange for the Founder Shares, each of which are subject to certain lock-up restrictions. At the time of the Closing of the Business Combination, TWOA, the Sponsor, two sponsor, and each of the holders listed on the signature pages thereto entered into a second amendment (the “Second Amendment to the Letter Agreement”) to the Insider Letter dated as of March 27, 2024 in order to amend the terms of the lock-up set forth therein. Pursuant to the Second Amendment to the Letter Agreement, the parties agreed not to transfer the restricted securities during the period commencing from the Closing and ending on the 18-month anniversary of the Closing or earlier, if LPA consummates a third-party tender offer, stock sale, liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of LPA’s shareholders having the right to exchange their equity holdings in LPA for cash, securities or other property.

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EXPENSES RELATED TO THE OFFERING

Set forth below is an itemization of the total expenses that are expected to be incurred by us in connection with the offer and sale of the Ordinary Shares by the Selling Securityholders. With the exception of the SEC registration fee, all amounts are estimates.

Expenses	Amount
SEC registration fee		$2,719.55
Legal fees and expenses		*
Accounting fees and expenses		10,000
Printing Expenses		*
Miscellaneous Expenses		*
Total	$	*

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions and discounts, brokerage fees and other similar selling expenses incurred by the Selling Securityholders in disposing of the securities.

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LEGAL MATTERS

Conyers Dill & Pearman LLP has advised us on certain legal matters as to Cayman Islands law. We have been represented by Baker & McKenzie LLP with respect to certain legal matters relating to U.S. law.

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EXPERTS

The financial statements of Logistic Properties of the Americas and subsidiaries as of December 31, 2024 and 2023 and for each of the three years in the period ending December 31, 2024, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche, S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference herein in reliance upon the report of such firm given their authority as experts in accounting and auditing.

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ENFORCEABILITY OF CIVIL LIABILITIES

LPA has been advised by Conyers Dill & Pearman LLP, as LPA’s Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against LPA judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against LPA predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

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Logistic Properties of the Americas

PROSPECTUS

May 6 , 2025